Exhibit 1.2

THE ALLSTATE CORPORATION

$500,000,000

$250,000,000 Floating Rate Senior Notes due 2021

$250,000,000 Floating Rate Senior Notes due 2023

UNDERWRITING AGREEMENT

New York, New York
March 26, 2018

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

c/o                               Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

The Allstate Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $250,000,000 principal amount of its Floating Rate Senior Notes due 2021 (the “2021 Notes”) and $250,000,000 principal amount of its Floating Rate Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Securities”) registered under the Registration Statement referred to in Section 1(a) below.  The Securities are to be issued pursuant to the provisions of an Indenture, dated as of December 16, 1997, as amended by the Third Supplemental Indenture, dated as of July 23, 1999, and the Sixth Supplemental Indenture, dated as of June 12, 2000, as supplemented by the Twenty-First Supplemental Indenture, with respect to the 2021 Notes, and the Twenty-Second Supplemental Indenture, with respect to the 2023 Notes, each to be dated as of March 29, 2018 (as so amended and supplemented, collectively, the “Indenture”), between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as trustee (the “Trustee”).

1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-203757) under the Act, which has become effective, for the registration under the Act of the Securities (such registration statement, including the exhibits thereto, as amended at the date of this Agreement and including the information (if any) deemed to be part of the registration statement pursuant to Rule 430A or Rule 430B under the Act, is hereinafter called the “Registration Statement”).  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Act, the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements relating to the Securities and the plan of distribution thereof to the form of prospectus included in the Registration Statement; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”; and such Basic Prospectus, as so supplemented by the prospectus supplement or supplements relating to the Securities in the form provided to the Underwriters by the Company and first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act), is hereinafter called the “Final Prospectus.” Any preliminary form or forms of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.” For purposes of this Agreement, “free writing prospectus” means a free writing prospectus as such term is defined in Rule 405 under the Act relating to the Securities.  “Time of Sale Prospectus” means the Preliminary Final Prospectus, as amended or supplemented, and the final term sheet or sheets relating to the Securities set forth in Schedule II (the “Final Term Sheet”), considered together, as of 2:30 p.m., Eastern Time, on March 26, 2018 (the “Applicable Time”).  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus, or any free writing prospectus shall be deemed to refer to and include the filing of any free writing prospectus and the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus, or any free writing prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                                                                 (i)                                     As of the date hereof, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Act, when, prior to the Time of Delivery (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission, and at the Time of Delivery, (A) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture complied and will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act and the respective rules thereunder, (B) the Registration Statement, as amended as of any such time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Final Prospectus, as amended or supplemented as of such time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, in the case of each of (A), (B), and (C), the Company makes no representations or warranties as to (x) the parts of the Registration Statement which constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee (the “Form T-1”); (y) the information contained in or omitted from the Registration Statement, the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use therein; or (z) any statement which does not constitute part of the Registration Statement, the Final Prospectus or any amendment or supplement thereto pursuant to Rule 412(c) under the Act.

(ii)                                  As of the Applicable Time, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use therein; or (B) any statement which does not constitute part of the Time of Sale Prospectus pursuant to Rule 412(c) under the Act.

(iii)                               The information included in each “issuer free writing prospectus” within the meaning of Rule 433(h) under the Act relating to the Securities (each, an “Issuer Free Writing Prospectus”), other than the Final Term Sheet, including those identified in Schedule III hereto, as of its date, did not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, as of such date.  Each Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from such Issuer Free Writing Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter specifically for use therein; or (B) any statement which does not constitute part of the Time of Sale Prospectus pursuant to Rule 412(c) under the Act.

(c)                                  Each document incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, at the time they were, or hereafter are, filed with the Commission, complied or will comply and, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

(d)                                 The Company has been since the time of the initial filing of the Registration Statement, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Act) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 under the Act), in each case at all times relevant under the Act in connection with the offering of the Securities.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Except for the Issuer Free Writing Prospectuses, if any, identified in Schedules II and III hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any free writing prospectus.

(e)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)                                   Each subsidiary of the Company listed in Schedule IV hereto (each, a “Principal Subsidiary”) has been duly incorporated, is validly existing as an insurance company or a corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Principal Subsidiaries are currently the only operating insurance companies that are “significant subsidiaries” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Act.

(g)                                  All of the issued shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record directly or indirectly by the Company or another Principal Subsidiary, as the case may be, free and clear of any security interest, claim, lien or encumbrance.

(h)                                 Each Principal Subsidiary is duly licensed or authorized as an insurer or reinsurer in each jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have made all required filings under applicable insurance holding company statutes, and each is duly licensed or authorized as an insurance holding company in each jurisdiction where it is required to be so licensed or authorized, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have all necessary authorizations, approvals, orders, consents, registrations or qualifications of and from all insurance regulatory authorities to conduct their respective businesses as described in the Time of Sale Prospectus and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, registrations or qualifications does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; and none of the Company or any Principal Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or any Principal Subsidiary in any case where it could be reasonably expected that (x) the Company or any Principal Subsidiary would in fact be required either to obtain any such additional authorization, approval, order, consent, registration or qualification or cease or otherwise limit writing certain business and (y) obtaining such authorization, approval, order, consent, license, certificate, permit, registration or qualification or limiting such business would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(i)                                     Each Principal Subsidiary is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such Principal Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(j)                                    Other than as set forth in the Time of Sale Prospectus and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened.

(k)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(l)                                     The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(m)                             The Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

(n)                                 The issuance and sale of the Securities and compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for borrowed money to which the Company or any Principal Subsidiary is a party or by which the Company or any of its Principal Subsidiaries is bound or to which any of the property or assets of the Company or any of its Principal Subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or the organizational documents of any of its Principal Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Principal Subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and no authorization, approval, order, consent, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body is required for the issuance or sale of the Securities, except such authorizations, approvals, orders, consents, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, in each case other than such authorizations, approvals, orders, consents, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o)                                 Except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the

Time of Sale Prospectus and the Final Prospectus, there has not been any material increase in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet incorporated by reference in the Time of Sale Prospectus and the Final Prospectus) or any material increase in the consolidated long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Final Prospectus.

(p)                                 The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the Time of Sale Prospectus and the Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(q)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; in each case, within the meaning of and to the extent required by Section 13(b)(2)(B) of the Exchange Act; the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)                                    Except as disclosed in the Time of Sale Prospectus and the Final Prospectus, during the fiscal year ended December 31, 2017, there were no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)                                   The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in providing reasonable assurance that material information required to be disclosed in its reports filed with or submitted to the Commission under the Exchange Act is made known to management, including the Company’s principal executive officer and the Company’s principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a purchase price of (i) 99.650% of the principal amount of the 2021 Notes and (ii) 99.500% of principal amount of the 2023 Notes, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto, plus, in each case, accrued interest, if any, from March 29, 2018 to the date of payment and delivery. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. The Underwriters will not be obligated to purchase any of the Securities except upon delivery of all the Securities to be purchased as provided herein.

3.                                      Payment and Delivery of the Securities.  Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on March 29, 2018, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Time of Delivery”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives otherwise instruct.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the applicable Securities for sale to the public as set forth in the Time of Sale Prospectus and the Final Prospectus.

5.                                      Company Covenants.  The Company agrees with each of the Underwriters of the Securities:

(a)                                 (i)                                     To prepare the Final Prospectus as amended and supplemented in relation to the Securities in a form approved by the Representatives and to timely file such Final Prospectus pursuant to Rule 424(b) under the Act; (ii) to make no further amendment or any supplement to the Registration Statement, the Time of Sale Prospectus or the Final Prospectus as amended or supplemented after the date hereof and prior to the Time of Delivery for the Securities unless the Representatives shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; (iii) to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of (I) the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Time of Sale Prospectus or the Final Prospectus has been filed with the Commission, (II) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, (III) the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (IV) any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Time of Sale Prospectus or the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

(b)                                 To furnish to you a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus without your consent;

(c)                                  Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder;

(d)                                 If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Final Prospectus is not yet available to prospective purchasers, to furnish the Underwriters with copies of the Time of Sale Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and if at such time any event shall have occurred as a result of which the Time of Sale Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Time of Sale Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Time of Sale Prospectus or to file under the Exchange Act any document incorporated by reference in the Time of Sale Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Time of Sale Prospectus or a supplement to the Time of Sale Prospectus which will correct such statement or omission or effect such compliance;

(e)                                  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities and insurance securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject to such taxation;

(f)                                   To furnish the Underwriters with copies of the Final Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (or in lieu thereof the notice referred to in Rule 173(a) under the Act), and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance;

(g)                                  To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder;

(h)                                 During the period beginning from the date hereof and continuing to and including the latter of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives or their counsel and (ii) the Time of Delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; provided, however, that the foregoing sentence shall not apply to the Securities to be sold hereunder;

(i)                                     Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(j)                                    To use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus under the caption “Use of Proceeds.”

6.                                      Fees and Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses incurred in connection with the preparation, printing and filing of the Registration Statement, Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus and any free writing prospectus prepared by or on behalf of, used by or referred to by the Company, and amendments and supplements to any of the foregoing and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Survey and any Legal Investment Memoranda in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities and insurance securities laws as provided in Section 5(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee, Paying Agent or Transfer Agent and the fees and disbursements of counsel for any such Trustee, Paying Agent or Transfer Agent in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided in this Section.  It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.                                      Conditions to Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the execution of this Agreement and as of the Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Final Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)                                 Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery for the Securities, in form and substance reasonably satisfactory to you, to the effect set forth in Schedule V hereto.

(c)                                  Susan L. Lees, Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to you her written opinion, dated the Time of Delivery for the Securities, in form and substance reasonably satisfactory to you, to the effect set forth in Schedule VI hereto.

(d)                                 The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Time of Delivery and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Time of Sale Prospectus or the Final Prospectus as amended and supplemented and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for this purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, General Counsel, Treasurer, or Controller of the Company, dated the Time of Delivery, to the effect that the signatory of such certificate has carefully examined the Registration Statement, the Time of Sale Prospectus, the Final Prospectus and amendments and supplements thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Delivery with the same effect as if made on the Time of Delivery and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the Time of Sale Prospectus or the Final Prospectus there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Final Prospectus, and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder which, upon filing, would be deemed to be incorporated by reference in the Time of Sale Prospectus or the Final Prospectus which has not been so filed.

(f)                                   On the date hereof, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date hereof, to the effect set forth in Schedule VII hereto.  As of the Time of Delivery, Deloitte & Touche LLP shall have furnished to the

Representatives a letter, dated as of the Time of Delivery, reaffirming, as of such date, all of the statements set forth in Schedule VII hereto and otherwise in form and substance satisfactory to the Representatives.

(g)                                  Subsequent to the effective date of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any of Moody’s Investors Service Inc. or S&P Global Ratings, a division of S&P Global Inc., or any public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)                                 Prior to or at the Time of Delivery, the Company shall have furnished or shall furnish to the Representatives such additional certificates of officers of the Company as to such other matters as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Time of Delivery by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Mayer Brown LLP, counsel to the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, at the Time of Delivery.

8.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 (other than Section 7(d)) hereof is not satisfied, because of any termination pursuant to Section 12(i) hereof or because of any refusal, inability or failure by the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.                                      Covenants of the Underwriters; Offering Restrictions.

(a)                                 Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than (x) the Final Term Sheet and (y) one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities and that would not constitute an Issuer Free Writing Prospectus, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus.  The Underwriters acknowledge and agree that, except for information consistent in all material respects with the Final Term Sheet and except as may be set forth in Schedule II or III, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h) under the Act) for use in any free writing prospectus prepared by or on behalf of the Underwriters.

(b)                                 Each Underwriter acknowledges, represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Securities, in or from any jurisdiction, including those jurisdictions set forth on Schedule VIII, except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof.

10.                               Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter, within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, including those set forth on Schedule II or III hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case arising in connection with this Section 10 to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below) and to participate in and assume the defense of the claim associated with such action; provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things: (i) whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

11.                               Defaulting Underwriters.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by the Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth on

Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities and if such non-defaulting Underwriters do not purchase all the Securities this Agreement will terminate without any liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 11, the Time of Delivery shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes to the Registration Statement, the Time of Sale Prospectus, and the Final Prospectus (including by means of a free writing prospectus) or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

12.                               Termination.  This Agreement is subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s securities shall have been suspended by the Commission, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Prospectus or the Final Prospectus (exclusive of any supplements thereto).

13.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive the delivery of and payment for the Securities.  The provisions of Sections 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, facsimile number (212) 834-6081; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, facsimile number (212) 901-7881, Attention: High Grade Debt Capital Markets Transaction Management/Legal; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, facsimile number (212) 507-8999, Attention: Investment Banking Division, with a copy to the Legal Department; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, facsimile number (704) 410-0326, Attention: Transaction Management; with a copy to Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Attn: Edward S. Best, Esq.; if sent to the Company, will be mailed, delivered or telefaxed to the address of the Company set forth in the Registration Statement,

Attention: Secretary; with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attn: John M. Schwolsky, Esq. and Benjamin Nixon, Esq.

15.                               Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agent and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assignee by reason merely of such purchase.

16.                               Time; “Business Day”.  As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

17.                               Fiduciary Duties.  The Company acknowledges that in connection with the offering of the Securities: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

18.                               Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19.                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

20.                               Waiver of Jury Trial.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                               Entire Agreement.  This Agreement, together with the letter from the Underwriters to the Company confirming the written information relating to the Underwriters furnished to the Company by the Underwriters specifically for inclusion in the documents referred to in Section 10(a), represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Final Prospectus, the Time of Sale Prospectus, the Final Prospectus, the conduct of the offering and the purchase and sale of the Securities.

22.                               Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

THE ALLSTATE CORPORATION

By:	/s/ Jesse E. Merten
Name:	Jesse E. Merten
Title:	Treasurer

Signature Page to Underwriting Agreement (Notes)

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Randolph B. Randolph
Name: Randolph B. Randolph
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and the other Underwriters
named in Schedule I to the foregoing Agreement

Signature Page to Underwriting Agreement (Notes)

SCHEDULE I

Underwriters	Principal Amount of 2021 Notes to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$65,250,000
J.P. Morgan Securities LLC	52,000,000
Morgan Stanley & Co. LLC	52,000,000
Wells Fargo Securities, LLC	52,000,000
Barclays Capital Inc.	8,750,000
Citigroup Global Markets Inc.	8,750,000
Goldman Sachs & Co. LLC	8,750,000
UBS Securities LLC	2,500,000

Total	$250,000,000

Underwriters	Principal Amount of 2023 Notes to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$65,250,000
J.P. Morgan Securities LLC	52,000,000
Morgan Stanley & Co. LLC	52,000,000
Wells Fargo Securities, LLC	52,000,000
Barclays Capital Inc.	8,750,000
Citigroup Global Markets Inc.	8,750,000
Goldman Sachs & Co. LLC	8,750,000
UBS Securities LLC	2,500,000

Total	$250,000,000

SCHEDULE I-1

SCHEDULE II

FINAL TERM SHEET

Relating to

Preliminary Prospectus Supplement dated March 26, 2018 to

Prospectus dated April 30, 2015

THE ALLSTATE CORPORATION

$500,000,000

$250,000,000 FLOATING RATE SENIOR NOTES DUE 2021

$250,000,000 FLOATING RATE SENIOR NOTES DUE 2023

FINAL TERM SHEET

Dated March 26, 2018

Issuer:	The Allstate Corporation
Security Type:	Senior Notes
Format:	SEC Registered
Trade Date:	March 26, 2018
Settlement Date:	March 29, 2018 (T+3)

Title:	2021 Notes	2023 Notes
Maturity Date:	March 29, 2021	March 29, 2023
Principal Amount:	$250,000,000	$250,000,000
Price to Public:	100.000% of principal amount	100.000% of principal amount
Interest Rate:	Three-month LIBOR plus 0.43%	Three-month LIBOR plus 0.63%
Interest Payment Dates:	Each March 29, June 29, September 29 and December 29 of each year, beginning on June 29, 2018	Each March 29, June 29, September 29 and December 29 of each year, beginning on June 29, 2018
Redemption:	The notes will not be redeemable prior to the maturity date	The notes will not be redeemable prior to the maturity date
CUSIP/ISIN:	020002 BE0 / US020002BE09	020002 BF7 / US020002BF73
Joint Book-Runners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC
Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC UBS Securities LLC	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC UBS Securities LLC

SCHEDULE II-1

The Allstate Corporation has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus supplement and prospectus for this offering in that registration statement, and other documents that The Allstate Corporation has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

SCHEDULE II-2

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE III-1

SCHEDULE IV

Principal Subsidiaries	Jurisdiction of Incorporation
Allstate Insurance Company	Illinois
Allstate Life Insurance Company	Illinois

SCHEDULE IV-1

SCHEDULE V

Willkie Farr & Gallagher LLP OPINION

Provided under separate cover.

SCHEDULE V-1

Willkie Farr & Gallagher LLP

NEGATIVE ASSURANCE LETTER

Provided under separate cover.

SCHEDULE V-2

SCHEDULE VI

IN-HOUSE COUNSEL OPINION

Provided under separate cover.

SCHEDULE VI-1

SCHEDULE VII

Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(a)                                 They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board and the applicable published rules and regulations thereunder;

(b)                                 In their opinion, the financial statements and financial statement schedules, certain summary and selected consolidated financial and operating data, and any supplementary financial information and schedules (and, if applicable, pro forma financial information) audited by them and included or incorporated by reference in the Time of Sale Prospectus, the Final Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; and, they have performed a review in accordance with the procedures specified by The Public Company Accounting Oversight Board (“PCAOB”) for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, of the unaudited consolidated interim financial statements, and any supplementary financial information and schedules, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus, Final Prospectus, as amended or supplemented, or the Registration Statement, for the periods specified in such letter, and, as indicated in their report thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”);

(c)                                  On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim and annual financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus or Final Prospectus as amended or supplemented, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(i)                                     the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows and certain summary and selected consolidated financial and operating data included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder and generally accepted accounting principles, applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus;

SCHEDULE VII-1

(ii)                                  any other unaudited income statement data and balance sheet items included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented;

(iii)                               the unaudited financial statements which were not included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented but from which were derived any unaudited condensed financial statements referred to in clause (c)(i) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented and referred to in clause (c)(ii) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented;

(iv)                              any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(v)  as of a specified date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated debt, or any decreases in consolidated total investments or shareholder equity, or other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented, except in each case for changes, increases or decreases which the Time of Sale Prospectus or the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

(vi)  for the period from the date of the latest financial statements included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented to the specified date referred to in clause (c)(v) there were any decreases in consolidated premiums earned, consolidated net investment income, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Final Prospectus discloses have occurred or may occur or which are described in such letter.

SCHEDULE VII-2

In addition to the examination referred to in their report(s) included or incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain procedures as specified in their letter, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear or are incorporated by reference in the Time of Sale Prospectus or the Final Prospectus as amended or supplemented or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such specified amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

SCHEDULE VII-3

SCHEDULE VIII

Offering Restrictions

Canada

European Economic Area

United Kingdom

France

Italy

Hong Kong

Japan

Singapore

Taiwan

Korea

Switzerland

SCHEDULE VIII-1